January 24, 1997


ALLTEL Information Services, Inc.
4001 Rodney Parham Road
Little Rock, AR 22212

Attn: Jeffrey H. Fox
      President

Ladies and Gentlemen:

         This will confirm the understanding among us with respect to the Agreement of Merger (the "Merger Agreement") among ALLTEL Information Services, Inc. ("ALLTEL"), ALLTEL Healthcare Information Services, Inc., Eclipsys Corporation ("Eclipsys") and Eclipsys Solutions Corp. and the related closing on the date hereof (the "Eclipsys Closing"). In order to induce ALLTEL to enter into the Merger Agreement and other good and valuable consideration the undersigned, General Atlantic Partners 38, L.P., General Atlantic Partners 28, L.P, and GAP Coinvestment Partners, L.P. (collectively, "General Atlantic") and Harvey J. Wilson and Wilfam Ltd (collectively, "Wilson") covenant and agree with ALLTEL as follows:

         (a) On or before March 31, 1997 General Atlantic and Wilson will deliver to ALLTEL option agreements, in form and substance satisfactory to ALLTEL (the "Option Agreements"), which will provide that each of General Atlantic and Wilson will sell to ALLTEL at $.01 per share of up to an aggregate of 103,602 (70,699 for General Atlantic and 32,903 for Wilson) shares of Series D Convertible Preferred Stock, par value $.01, per share of Eclipsys (the "Shares").

         (b) The options will be exercisable by ALLTEL within 90 days after written notice provided to ALLTEL of the exercise by either of First Union Corporation ("First Union") and BT Investment Partners, Inc., ("BT," collectively, the Warrantholders") under the Warrants issued to each respective Warrantholder at the Eclipsys Closing.

         (c) The Shares will be issued by General Atlantic and Wilson pro rata (68% for General Atlantic and 32% for Wilson) as follows: for every 6.666686 shares issued to either or both of First Union and BT, General Atlantic and Wilson
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will transfer to ALLTEL under the Option Agreements on a pro rata basis one (1)
share of Series D Convertible Preferred Stock.

         (d) On or prior to March 31, 1997, General Atlantic and Wilson will escrow (without right of return, sale or encumbrance) with the Eclipsys corporate secretary certificates representing 103,602 shares, and will cause the corporate secretary to inform ALLTEL when this escrow has been completed.

         (e) General Atlantic and Wilson will endeavor to obtain any waivers or consents under the Amended and Restated Stockholders Agreement of Eclipsys dated the date hereof, and any other corporate documents or agreements, that may be necessary to effect this agreement and the Option Agreements, but in any case General Atlantic and Wilson will indemnify ALLTEL for any failure to receive such waivers or consents, including the sale of additional shares if necessary so that ALLTEL receives the full benefit of the Option Agreements. Except for the abovementioned Shareholders Agreement, the undersigned represent to ALLTEL that this Agreement does not violate any agreement of Eclipsys known to them.



                                            ----------------------------
                                            Harvey J. Wilson

                                            WILFAM LTD.


                                            By:  ____________________________
                                                  Name: Harvey J. Wilson
                                                  Title:   General Partner


                                            GENERAL ATLANTIC PARTNERS 38, L.P.

                                            By:  GENERAL ATLANTIC PARTNERS, LLC,
                                                     its general partner


                                            By: ___________________________
                                                     William E. Ford
                                                     A Managing Member
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                                                                               3


                                            GENERAL ATLANTIC PARTNERS 28, L.P.

                                            By:  GENERAL ATLANTIC PARTNERS, LLC,
                                                     its general partner


                                            By: ___________________________
                                                     William E. Ford
                                                     A Managing Member

                                            GAP COINVESTMENT PARTNERS, L.P.


                                            By: ___________________________
                                                     William E. Ford
                                                     A General Partner

Accepted:

ALLTEL INFORMATION SERVICES, INC.


By: ______________________________
         Michael L. Gravelle
         Vice President